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                                                                  Exhibit 10.14

                                       M&R

                            INTERNATIONAL DISTRIBUTOR

                                    AGREEMENT
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
I     GRANT OF DlSTRIBUTORSHIP...........................................    1

      1.01  Appointment..................................................    1
      1.02  Products.....................................................    1
      1.03  Efforts......................................................    1

II    TERRITORY..........................................................    1

      2.01  Definition...................................................    1
      2.02  Inquiries....................................................    2
      2.03  Exclusivity..................................................    2

III   TERM...............................................................    2

      3.01  Initial Term.................................................    2

IV    SALES GOALS........................................................    2

      4.01  Minimum Sales................................................    2
      4.02  Renegotiation of Standards...................................    3

V     PRICES, DISCOUNTS AND SECURITY INTEREST............................    3

      5.01  Prices.......................................................    3
      5.02  Discounts....................................................    3
      5.03  Security Interest............................................    3
      5.04  Terms of Payment.............................................    4

VI    INDEPENDENT PARTIES................................................    4

      6.01  No Agency....................................................    4
      6.02  Independent Contractors......................................    4

VII   M&R'S LIABILITY....................................................    5

      7.01  Non-Liability................................................    5

VIII  DISTRIBUTOR'S RESPONSIBILITIES.....................................    5

      8.01  Sales Organization...........................................    5
      8.02  Reporting....................................................    5
      8.03  Confidential Information.....................................    5
      8.04  Showroom.....................................................    5
      8.05  Product Inventory............................................    5
      8.06  Technical Support............................................    5
      8.07  Competitive Equipment........................................    5
      8.08  Tax and Duties...............................................    6


                                        i
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                                TABLE OF CONTENTS
                                   (Continued)

IX    ORDER ENTRY........................................................    6

      9.01  Order Procedure..............................................    6

X     TERMINATION........................................................    6

      10.01 Early Termination............................................    6
      10.02 Bankruptcy...................................................    8
      10.03 Actions on Termination.......................................    8

XI    PRODUCT MARKINGS; TRADEMARKS.......................................    9

      11.01 Serial or Machine Numbers....................................    9
      11.02 Equipment Identification.....................................    9
      11.03 Trademarks...................................................    9

XII   FORCE MAJEURE......................................................    9

      12.01 Relief of M&R................................................    9

Xlll  WARRANTY...........................................................    9

      13.01 Individual Warranties of Products............................   10

XIV   M&R POLICIES.......................................................   10

      14.01 Policies.....................................................   10
      14.02 Product Changes..............................................   10
      14.03 Non-Assignability............................................   10
      14.04 Benefit......................................................   10
      14.05 Severability.................................................   10
      14.06 Counterparts.................................................   10
      14.07 Governing Law................................................   10
      14.08 Amendments...................................................   11
      14.09 Enforcement..................................................   11

SCHEDULE 1     M&R Sales & Services, Inc. / Discounts
EXHIBIT A      The Territory
EXHIBIT B      1996 Sales Goals in Territory


                                       ii
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                              DISTRIBUTOR AGREEMENT

      THIS AGREEMENT made and entered as of the 16 of September, between M&R SALES AND SERVICE, INC., a Delaware corporation, with a principal place of business in Glen Ellyn, Illinois (hereinafter referred to as "M&R"), and Clinton Machinery Corp., a Florida corporation, and Clinton Machinery Corp., a Delaware corporation, each with a principal place of business in Miami Lakes, Florida (hereinafter referred to as "DISTRIBUTOR").

                              W I T N E S S E T H:

                                        I

                           I GRANT OF DlSTRIBUTORSHIP

      1.01 Appointment. M&R hereby appoints DISTRIBUTOR as its distributor for its line of Products (other than Excluded Equipment and Custom Equipment (all as defined in Paragraph 1.02 below)) manufactured by M&R Printing Equipment, Inc. and Precision Screen Machines, Inc. (collectively, "Manufacturers") in the Exclusive Territory and the Non-Exclusive Territory as defined in Paragraph 2.01 below.

      1.02 Products. As used herein, Products shall mean all standard textile and graphic screen printing and drying equipment and parts manufactured by the Manufacturers. All equipment and parts designed to customers' specifications and not of M&R's standard design are hereinafter referred to as "Custom Equipment."

      1.03 Efforts. DISTRIBUTOR agrees to use its best efforts to promote and sell Products in the Territory. DISTRIBUTOR shall, at its cost and expense, hire, develop, and supervise its own personnel under such terms and conditions as DISTRIBUTOR may deem appropriate. Under no circumstances shall any employee, agent, Independent contractor or subcontractor of DISTRIBUTOR be deemed to be a third party beneficiary of this Agreement. All expenses and disbursements incurred in the solicitation of orders for Products shall be borne by DISTRIBUTOR. DISTRIBUTOR shall not incur any liability for the account of M&R, and shall indemnify and defend M&R against and hold M&R harmless from all claims, expenses and disbursements in connection with the sale of Products. DISTRIBUTOR shall, at its own cost and expense, comply with all federal, state and local laws of the United States and other laws in effect in any jurisdiction in which any sales are made, including but not limited to all licensing and permitting laws, statutes or ordinances which may be required in connection with its business.

                                       II

                                  II TERRITORY

      2.01 Definition. As used herein the terms "Exclusive Territory" and "Non-Exclusive Territory" shall mean the areas listed on Exhibit "A." The Exclusive Territory and the


                                       1
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Non-Exclusive Territory is sometimes hereinafter collectively referred to as the
"Territory." DISTRIBUTOR shall have the exclusive right to market Products
(other than Excluded Equipment and Custom Equipment) in the Exclusive Territory an-d shall have the right, together with M&R and other distributors, to market Products in the Non-Exclusive Territory.

      2.02 Inquiries. M&R agrees to refer to DISTRIBUTOR all inquiries and orders received from customers or prospective customers in the Exclusive Territory.

      2.03 Exclusivity. If, in the reasonable opinion of M&R, DISTRIBUTOR fails to maintain a sales force, showroom and technical personnel necessary to perform all of its obligations to promote sales in the Exclusive Territory, upon written notice to DISTRIBUTOR, M&R may convert all or part of the Exclusive Territory into a Non-Exclusive Territory.

                                       III

                                    III TERM

      3.01 Initial Term. The term ("Term") of this Agreement shall expire on December 31, 1996, unless terminated in accordance with the early termination provisions set forth in Article X. The Term shall be automatically renewed for successive one year terms unless on or before September 1 of the year in which the Term is due to expire, M&R or DISTRIBUTOR delivers a written notice to the other party electing to terminate this Agreement as of December 31 of that year.

                                       IV

                                 IV SALES GOALS

      4.01 Minimum Sales. If DISTRIBUTOR fails to meet its Sales Goal as hereinafter defined) for the Territory for any fiscal year (January 1 to December 31) commencing January 1, l996, M&R may terminate this Agreement upon written notice to DISTRIBUTOR. If DISTRIBUTOR shall meet its Sales Goal for the entire Territory, but shall fail to meet its Sales Goal in any particular area in the Exclusive Territory, at M&R's sole and absolute discretion and upon written notice from M&R, DISTRIBUTOR shall lose its exclusive status in such area for which it did not meet its Sales Goal and such area shall thereafter be deemed to be a Non-Exclusive Territory. If DISTRIBUTOR shall meet its Sales Goal for the entire Territory, but shall fail to meet its Sales Goal in any area in the Non-Exclusive Territory, at M&R's sole and absolute discretion and upon written notice from M&R, DISTRIBUTOR shall no longer have the right to sell that category of Products In the area in which its Sales Goal was not met. DISTRIBUTOR shall be deemed not to have met its Sales Goal for a fiscal year if the List Price (as defined in Section 5.01) for new Products shipped by M&R during such fiscal year, net of discounts, warranty claims, service charges, crating, freight, insurance, taxes and returns fails to equal or exceed the applicable Sales Goal set forth on Exhibit "B" attached hereto.


                                       2
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      4.02 Renegotiation of Standards. The Sales Goal for the Territory,
together with the Sales Goal for each area in the Territory, shall be renegotiated by the parties annually for the following fiscal year and shall be agreed to by the parties not later than September 15 of each year during the Term. In renegotiating the new Sales Goal, the parties shall consider additions to or deletions from M&R's list of Products, changes in prices charged by M&R, planned marketing promotions and other relevant factors. in the event that the parties fail to agree upon a new Sales Goal prior to the date set forth above. either party may terminate this Agreement as of a date at least six months after written notice is delivered to the other party of such party's election to terminate this Agreement. During the period from the delivery of the notice to terminate until the termination of this Agreement, all Exclusive areas shall be deemed Non-Exclusive areas and, for the purposes of determining discounts pursuant to Schedule 1, the then existing Sales Goals shall remain in effect.

                                        V

                    V PRICES, DISCOUNTS AND SECURITY INTEREST

      5.01 Prices. Applicable prices for any Products ordered by DISTRIBUTOR for resale shall be the price for said Products as set forth in M&R's then current published list of prices for the particular model or part ordered ("List Price") less the discounts, if any. referred to in 5.02 below.

      5.02 Discounts. DISTRIBUTOR will receive discounts from the List Price pursuant to and subject to the conditions set forth on Schedule 1 attached hereto. Notwithstanding anything contained herein or on Schedule 1, if payment in full for Products ordered by DISTRIBUTOR is received by M&R more than thirty
(30) days but less than sixty (60) days after the shipping date of the Product by M&R, no Bonus Discount or 1% Discount as described on Schedule 1 ) will be earned by DISTRIBUTOR and if payment in full for Products ordered DISTRIBUTOR is not received by M&R within sixty (60) days after the shipping date of the Product by M&R, DISTRIBUTOR shall earn no Base Discount, Bonus Discount or 1% Discount on such Product. All Base Discounts shall be deductible only from the List Price of the Products for which the Base Discount is given. So long as DISTRIBUTOR is not in default hereunder, the Bonus Discounts and 1% Discounts may be credited, at DISTRIBUTOR's option, against any open invoice due M&R by DISTRIBUTOR. If DISTRIBUTOR is in default hereunder, M&R may credit the Bonus Discount and 196 Discount against any invoice of its choice. No discounts shall be payable by M&R to DISTRIBUTOR in cash. Schedule 1 may be modified or amended by M&R on an annual basis, as of the first day of January of each Year during the Term.

      5.03 Security Interest. It M&R believes in good faith that it would not be prudent for M&R to sell a Product without obtaining a first lien security interest in the Product, upon written notice to DISTRIBUTOR, M&R may sell the Product directly to the buyer of the Product identified by DISTRIBUTOR without first selling the Product to DISTRIBUTOR, so long as M&R pays or credits to DISTRIBUTOR the profit that DISTRIBUTOR would have made if such sale was made to DISTRIBUTOR pursuant to the terms of this Agreement and then


                                       3
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resold to the ultimate buyer of the Product for the price and on the terms of the direct sale by M&R to such ultimate buyer, considering all discounts to which DISTRIBUTOR would otherwise have been entitled pursuant to this Agreement.

      5.04 Terms of Payment. Payment in good funds of 15% of the List Price, net of the Base Discount, of ordered Products shall accompany all orders of Products and no Products will be shipped without receipt by M&R of such 1596 payment; provided, however, leased equipment shall be subject to terms negotiated by M&R and DISTRIBUTOR on a case-by-case basis prior to shipping. The remainder of the List Price, net of any applicable discounts, for the ordered Products shall be due not later than sixty (60) days after shipment of the Products by M&R. Notwithstanding the foregoing, if DISTRIBUTOR disputes the validity of an invoice and M&R determines in its sole and absolute discretion that the basis for the dispute was justified and caused by the fault of M&R, for purposes of this Agreement, DISTRIBUTOR's obligation to pay such invoice shall be suspended until actions deemed appropriate by M&R are taken with respect to such dispute.

      5.05 Excluded Equipment: Custom Equipment. If during The Term, DISTRIBUTOR introduces to M&R a customer in the Territory who purchases Excluded Equipment from M&R, DISTRIBUTOR shall be eligible to receive a finder's fee upon the sale of the Excluded Equipment and receipt by M&R of the entire purchaser, price thereof, in the amount and subject to the conditions set forth in Schedule 1. All finder's fee or other arrangements with respect to sales of Custom Equipment in the Territory shall be subject to mutual agreement between M&R and DISTRIBUTOR, provided that absent an express prior agreement with respect to the sale of such Custom Equipment, no commission, finder's fee or other consideration shall be Payable to DISTRIBUTOR based on the sale of Custom Equipment.

                                       VI

                             VI INDEPENDENT PARTIES

      6.01 No Agency. It is acknowledged that DISTRIBUTOR and its employees shall not be deemed and shall under no circumstances represent themselves to be agents or representatives of M&R, and, further, that DISTRIBUTOR shall have no right to enter into any contracts and/or commitments of any type on behalf of M&R.

      6.02 Independent Contractors. DISTRIBUTOR and M&R understand that, except as specifically set forth herein, the provisions of this Agreement are not intended to give M&R any substantial control over DISTRIBUTOR's method of operation. DISTRIBUTOR shall be solely responsible for its conduct, direction, operation and activities, including, but not limited to, the conduct, direction, operation and activities of its employees and subcontractors in connection with its business and the performance of its obligations under this Agreement. This Agreement is not intended to grant a franchise to DISTRIBUTOR.


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                                       VII

                               VII M&R'S LIABILITY

      7.01 Non-Liability. M&R shall not be liable for any injury, loss or damage to any individual, person or property, which injury or damage was caused directly or indirectly by the negligence of DISTRIBUTOR or its employees. M&R shall not be liable for any injury, loss or damage, unless the same was directly caused by the negligence of M&R, its agents or employees. M&R assumes no liability for any damages, including incidental or consequential damages for loss of goodwill, production or income which results from the use or misuse of its Products by DISTRIBUTOR or others.

                                      VIII

                       VIII DISTRIBUTOR'S RESPONSIBILITIES

      8.01 Sales Organization. DISTRIBUTOR will establish and maintain a trained, conscientious and effective sales organization to assure representation of M&R'S Products in the Territory at a level to achieve the highest level of sales possible.

      8.02 Reporting. DISTRIBUTOR will eport promptly in writing to M&R any complaint or customer requirements which DISTRIBUTOR cannot immediately remedy, any recurring complaint regarding Products and all incidents involving Products which result in personal injury or property damage. DISTRIBUTOR will conduct a market review with M&R on a quarterly basis, covering all key issues selected by M&R.

      8.03 Confidential Information. All materials provided to DISTRIBUTOR by M&R which are not generally known in the trade are confidential (including price lists) and furnished solely for DISTRIBUTOR's use in performing DISTRIBUTOR's obligations under this Agreement. DISTRIBUTOR agrees to return such materials to M&R upon request and, in any event, upon termination of this Agreement .

      8.04 Showroom. DISTRIBUTOR shall maintain on its premises a showroom to demonstrate Products.

      8.05 Product Inventory. DISTRIBUTOR agrees to keep in inventory a representative grouping of Products.

            8.06 Technical Support. DISTRIBUTOR agrees to provide technical support to customers in its Territory after sale to ensure the Products are properly installed and operating.

      8.07 Competitive Equipment. As partial consideration for this grant of a distributorship, DISTRIBUTOR agrees that it will not carry or offer for sale any equipment competitive with Products offered for sale by M&R as of the date hereof or Products offered for sale by M&R hereafter; provided that M&R agrees that DISTRIBUTOR may carry and offer for sale small manual presses and screen washers that may be competitive with the Products. If at

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the time a new Product is added to those offered by M&R, DISTRIBUTOR then has in inventory or has ordered products competitive with M&R's Products, DISTRIBUTOR shall be permitted to dispose of the competitive equipment within eighteen months after the introduction of the competitive Product by M&R, but DISTRIBUTOR shall not place orders for such new competitive equipment after the date of M&R's introduction of its Product.

      8.08 Tax and Duties. DISTRIBUTOR shall be solely responsible for the collection, reporting and payment of all sales, use and other similar taxes and duties payable to DISTRIBUTOR hereunder. DISTRIBUTOR shall provide M&R with all documents including certificates of resale, exemption etc.) necessary pursuant to the various countries' laws to ensure that if M&R has not collected tax and duties from DISTRIBUTOR in connection with a sale hereunder, such sale of Products pursuant to this Agreement is exempt from such taxes. DISTRIBUTOR hereby indemnifies and holds M&R harmless from all liability and expense in connection with such taxes and duties.

                                       IX

                                 IX ORDER ENTRY

      9.01 Order Procedure. All orders from DISTRIBUTOR are subject to acceptance by M&R at its offices in Glen Ellyn, Illinois, according to M&R's policies and procedures and shall not be deemed accepted for any purpose unless accompanied by a completed purchase order on M&R's approved form and except for leased Products which shall be subject to prior agreement between M&R and Distributor a fifteen percent 15%) down payment. DISTRIBUTOR understands that M&R may reject or withhold acceptance and shipment of orders if DISTRIBUTOR fails to comply with this Agreement, M&R's credit or other policies, or if DISTRIBUTOR's credit standing becomes impaired. M&R reserves the right to determine in its sole and absolute discretion in which sequence orders from DISTRIBUTOR and from other customers will be filled.

                                        X

                                  X TERMINATION

      10.01 Early Termination. M&R may terminate this Agreement, at M&R's option with respect to the entire Territory or with respect to a geographical area or Country within the Territory, upon six (6) months prior written notice to DISTRIBUTOR the date six (6) months after the date of such termination notice is referred to herein as the "Effective Termination Date") in the following events; provided that during such six (6) month period prior to the Effective Termination Date all areas which constitute Exclusive Territories under Section
2.01 hereof shall instead be deemed to be Non-Exclusive Territories:

      (a) failure by DISTRIBUTOR to remit payments for Products to M6R when due pursuant to this terms of this Agreement, when such failure continues for sixty 160J days after written notice of such failure is given to DISTRIBUTOR;

      (b) repeated failure by DISTRIBUTOR to cooperate with M&R's management in the promotion and sale of Products, when such failure continues for sixty (60) days after written notice of such failure is given to DISTRIBUTOR;

      (c) failure by DISTRIBUTOR to maximize the market potential of Products in the Territory by (i) failing to cooperate with M&R's management in coordinating sales and marketing effect in order to maximize their effect, and/or (ii) continuing to take actions which M8zR's management reasonably believes, and has advised DISTRIBUTOR it believes. do not enhance the reputation of Products and/or do not contribute to maximizing the market potential of the Territory, when such failure or action continues for sixty l60) days after written notice of such failure or action is given to DISTRIBUTOR:

      (d) breach by DISTRIBUTOR of a material provision in this Agreement including, without limitation, the obligations set forth in Paragraph 8.07 hereof, when such breach continues for sixty (60) days after written notice of such failure is given to DISTRIBUTOR:

      (e) six (6) months following written notice to DISTRIBUTOR stating the failure of DISTRIBUTOR to meet at least 80% of its Sales Goals for the
Territory:

      (f) if DISTRIBUTOR owns an interest in or control a graphics or textile printing business which uses equipment similar to the Products and does not dispose of such interest within sixty (60) days after written notice from M&R. This paragraph shall not apply if DISTRIBUTOR acquires such ownership or control rights upon foreclosure of security for a trade account. In such event, DISTRIBUTOR shall give written notification to M&R within thirty 130) days of acquiring such interest and divest itself of such business as soon as possible, and in all events within ninety (90) days after acquisition.

      (g) if after December 31, 1996 M&R delivers a written notice to DISTRIBUTOR indicating that its strategic direction with respect to international distribution of the Products has changed and M&R no longer wishes to distribute the Products pursuant to this Agreement. If, pursuant to this
Section 1 0.0l (g), M&R terminates this Agreement with respect to the entire Territory or with respect to a geographical area or a country, and, within eighteen (18) months following the Effective Termination. Date M&R sells any Products in such terminated portion of the Territory directly to the end user of the Products and not through a distributor or other third party, then DISTRIBUTOR shall be entitled to receive from M&R a finder's fee equal to five percent 15%) of M&R's net manufacturer's price (defined as M&R's then list price for the Product less the discount otherwise receivable by DISTRIBUTOR pursuant to this Agreement with respect to such sale. The finder's fee will be payable within sixty (60) days after the shipment of the Products by M&R. Notwithstanding the foregoing, in no event shall M&R be obligated to pay finder's fees to DISTRIBUTOR pursuant to this preceding sentence (g) for any Products shipped more than eighteen (18) months following the Effective Termination Date with respect to such portion to the Territory or (ii) in excess of live percent (5%X of the total manufacturer's net sales price of all Products shipped by M&R in such portion of the Territory during the eighteen (18) month period preceding the Effective Termination Date.

In addition, in consideration of M&R's oblation to pay a finder's fee to DISTRIBUTOR pursuant to this 10.01 (g), during such period that DISTRIBUTOR is entitled to a finder's fee, the covenant set forth in Section 8.07 hereto shall continue to be effective, notwithstanding the termination or partial termination of this Agreement pursuant to Paragraph 10.01 19).

      10.02 Bankruptcy. This Agreement shall be deemed to be immediately terminated upon written notice to DISTRIBUTOR If proceedings are initiated by or against DISTRIBUTOR in bankruptcy, or under any insolvency laws, or for reorganization, receivership, dissolution or liquidation, an assignment for the benefit of creditors or if a change occurs in the ownership, form of organization or working capital position of DISTRIBUTOR which reasonably causes M&R to believe DISTRIBUTOR cannot fulfill its obligations under this Agreement: and

      10.03 Actions on Termination. Upon the termination of this Agreement for any reason:

      (a) M&R or any of its agents, representatives or other designees, including any successor DISTRIBUTOR, shall have the right, immediately upon termination, to sell Products directly or indirectly to any customer developed or dealt with by DISTRIBUTOR without incurring any liability or accountability to DISTRIBUTOR:

      (b) M&R may, at is option, repurchase from DISTRIBUTOR for the price actually paid to M&R by DISTRIBUTOR (exclusive of any amounts attributable to any freight, insurance or forwarding charges, or any taxes or other governmental charges, all or any portion of the salable, unused and undamaged Products purchased by DISTRIBUTOR from M&R prior to termination that remain in DISTRIBUTOR's inventory; provided, however, that DISTRIBUTOR may sell Products for which it has accepted orders from customers prior to the date of termination, or for which M&R does not exercise its right of repurchase. DISTRIBUTOR shall return all repurchased Products to M&R at DISTRIBUTOR's cost and expense (including, without limitation, freight, insurance and forwarding charges);

      (c) All unpaid amounts owing from either party to the other hereunder shall be paid, including amounts owing for Products purchased by DISTRIBUTOR prior to termination but for which an invoice has not yet been submitted;

      (d) DISTRIBUTOR shall cease promoting or marketing the Products or making any use of M&R's or Manufacturer's trademarks and shall return promptly to M&R all promotional and sales materials provided to it; and

      (e) Neither party shall have any continuing duty, liability or obligation to the other hereunder, except that the DISTRIBUTOR's obligations relating to confidentiality and all undertakings hereunder by DISTRIBUTOR to indemnify and defend M&R shall survive such termination.

                                       XI

                         XI PRODUCT MARKINGS; TRADEMARKS

      11.01 Serial or Machine Numbers. Manufacturers shall identify each Product with a serial number or machine number, which number shall not be removed, altered or transferred to any other machine or piece of equipment at any time.

      11.02 Equipment Identification. All equipment sold under the terms of this Agreement as well as all proposals forwarded to any prospective customers by DISTRIBUTOR shall clearly identify the equipment being sold as being manufactured by the Manufacturer and shall carry the Manufacturer's trademarks. Under no circumstances shall DISTRIBUTOR, its agents or employees, represent Products furnished by the Manufacturer as being manufactured by DISTRIBUTOR or by anyone other than the Manufacturer, directly or indirectly.

      11.03 Trademarks. DISTRIBUTOR expressly understands and acknowledges that M&R has developed and will develop considerable goodwill in connection with its and Manufacturer's names and marks (the "MARKS") and that DISTRIBUTOR will not by virtue of this Agreement or performance under it acquire any interest in the marks. In order to more fully protect M&R's and the Manufacturer's interest in the marks, it is agreed that. except on literature provided by M&R, any use by DISTRIBUTOR of the marks, either alone or in conjunction with DISTRIBUTOR's name, whether for purposes of advertising or otherwise, will be subject to prior submission to M&R and receipt of written approval of use as submitted. Under no circumstances will DISTRIBUTOR use any of the marks in the absence of such prior written approval from M&R, and unauthorized use may, at M&R's election, result in immediate termination of this Agreement. DISTRIBUTOR shall not use the names "M&R Sales and Service, Inc.," "M&R Printing Equipment" or "Precision Screen Machines" nor any other name confusingly or deceptively similar to it in or in conjunction with the trade name of DISTRIBUTOR or in connection with the sale or distribution of any Products other than those manufactured by the Manufacturers. Upon and after termination of this Agreement, DISTRIBUTOR shall not use said names or the marks or similar names or marks in any shape or form. DISTRIBUTOR will, insofar as it is or becomes aware of same, immediately bring to the attention of M&R any improper or wrongful or confusing use of Manufacturers' names, marks, emblems, designs or packages, or confusingly similar names, marks, emblems, designs or packages or other similar industrial or commercial rights on products which come to his notice or attention, together with such information as will enable M&R to identify the sources of such improper or wrongful or confusing use, and will cooperate with M&R in causing such improper or wrongful or confusing use to be discontinued.

                                       XII

                                XII FORCE MAJEURE

      12.01 Relief of M&R. It is further acknowledged by and between the parties that M&R's obligation to deliver any equipment or parts ordered is subject to the availability of raw

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materials, to prior commitments, fires, strikes, acts of God, governmental regulations, decrees, actions, and any other cause beyond its control which may delay or prevent performance by M&R.

                                      Xlll

                                  Xlll WARRANTY

      13.01 Individual Warranties of Products. Products are supplied with a statement of warranty. No other warranties, express or implied, are made by M&R or the Manufacturers, and DISTRIBUTOR cannot and will not attempt to commit or bind M&R or the Manufacturers to any other warranty without M&R's written consent.

                                       XIV

                                XIV M&R POLICIES

      14.01 Policies. DISTRIBUTOR shall at all times conform to all policies and guidelines from time to time promulgated by M&R in connection with the performance of DISTRIBUTOR's duties under this Agreement.

      14.02 Product Changes. M&R or the Manufacturers may change the design or composition of any Products without obligation to DISTRIBUTOR. M&R will, however, give DISTRIBUTOR reasonable notice of all significant changes.

      14.03 Non-Assignability. DISTRIBUTOR has been selected as a distributor based on its particular sales and service ability, and this Agreement contemplates significant personal services by DISTRIBUTOR. No rights under this Agreement may be assigned by DISTRIBUTOR without M&R's prior written consent, which may be given or withheld in M&R's sole and absolute discretion.

      14.04 Benefit. This Agreement shall obligate and benefit the successors and assigns of M8tR and the permitted successors and assigns of DISTRIBUTOR.

      14.05 Severability. The provisions of this Agreement are severable and any invalidity, unenforceability or illegality in any provision or provisions in this Agreement shall not affect the remaining provisions of this Agreement.

      14.06 Counterparts. This Agreement is legally binding on the parties and shall inure to the benefit of the parties hereto. It may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement represents the entire understanding between the parties and supersedes any and all prior agreements.

      14.07 Governing Law. This Agreement shall be deemed made and construed under the laws of the State of Illinois and venue for resolution of all controversies arising out of this Agreement or the subject matter hereof shall only be proper in the Circuit Court of DuPage County, Illinois or the federal court in the Northern District of Illinois.

      14.08 Amendments. The terms and conditions of this Agreement cannot be terminated, modified, or amended, except in writing, signed by both parties hereto.

      14.09 Enforcement. Should it be necessary for M&R to initiate legal proceedings to enforce its rights under this Agreement and M&R is the prevailing party in such proceedings (whether or not such proceeding result in a court order or judgment), DISTRIBUTOR agrees to pay and discharge all costs, attorney's fees and expenses that are incurred by M&R in enforcing the provisions and agreements contained herein.

DISTRIBUTOR:  CLINTON MACHINERY CORP.           M&R SALES AND SERVICE, INC.

By:__________________________________           By:_____________________________

Title:_______________________________           Title:__________________________

                                                                      Schedule 1

                            M&R Sales & Service, Inc.

                                    Discounts

1. All capitalized terms not otherwise defined in this Schedule 1 shall have the same meanings as set forth in the attached Distributor Agreement.

2. This schedule of Discounts shall be effective from January 1, 1996 through December 31, 1996.

3. DISTRIBUTOR shall receive a discount ("Base Discount") equal to twenty-five percent (25%) of the List Price of all Products (other than Excluded Equipment and Custom Equipment) sold to DISTRIBUTOR for resales in the Territory during the Term.

4. In addition to the Base Discount, DISTRIBUTOR shall receive a discount ("Bonus Discount") from the List Price of Products sold to DISTRIBUTOR for resale in the Territory during the Term if DISTRIBUTOR meets or exceeds its Sales Goal for the Territory during a fiscal year. Such Bonus Discount shall be equal to two percent (2%) of the aggregate purchase price, net of Base Discount, of Products sold in the Territory during such fiscal year (hereinafter "Net Sales")

5. Nothing contained in this Schedule 1 should be deemed to detract from M&R's rights to terminate the Agreement or terminate DISTRIBUTOR's exclusivity or right to sell Products in an area or Territory in the event any Sales Goal is not met, all as set forth in Articles IV and X of the Agreement.

6. If DISTRIBUTOR exceeds the aggregate Sales Goal for the Territory during a fiscal year, DISTRIBUTOR shall receive an additional discount ("1% Discount is equal to 1% of all Net Sales in excess of DISTRIBUTOR's annual Sales Goal for the Territory in such fiscal year).

7. The granting of all discounts hereunder is subject to and contingent upon meeting the payment requirements set forth in Section 5.02 of the Agreement.

8. All Excluded Equipment shall be sold by M&R directly to buyer in the Territory and shall not be sold to DISTRIBUTOR for resale. However, DISTRIBUTOR shall receive as a finder's fee the following percentages of the purchase price paid and received by M&R from purchasers of the following equipment (other than House Accounts) in the Territory who are introduced to M&R by Distributor:

      (a)   Conquest and HST Transfer Press - ten percent (10%);

      (b)   VOF Glass Printers - five percent (5%);

      (c)   Processor - five percent (5%).

So long as DISTRIBUTOR is not in default under the Agreement, such finder's fee shall be credited against any outstanding invoice owed by DISTRIBUTOR to M&R at DISTRIBUTOR's choice. Upon a default by DISTRIBUTOR under the Agreement, the finder's fee shall be credited against outstanding invoices at M&R's choice. The sales price paid and received by M&R for any of the foregoing Excluded Equipment shall be included in the calculation of DISTRIBUTOR's Net Sales for the purpose of determining whether DISTRIBUTOR has met its Sales Goal, but no Bonus Discounts or 1% Discounts shall be granted to DISTRIBUTOR based on the purchase price received by M&R for Excluded Equipment.

9. Custom Equipment shall be sold directly by M&R to buyers in the Territory and not sold to DISTRIBUTOR for resale. All compensation, credits, discounts and other consideration, if any receivable by DISTRIBUTOR based on the sale of Custom Equipment shall be negotiated by M&R and DISTRIBUTOR in writing prior to the sale.

10. If DISTRIBUTOR reasonably believes that because of the reduced purchase price negotiated by a prospective buyer of Products in the Territory, it is not economically feasible for DISTRIBUTOR to purchase the Products for resale to such buyer, DISTRIBUTOR may request that M&R sell the Products to the buyer. If M&R ion its sole and absolute discretion decides to directly sell Products to such buyer, M&R will credit DISTRIBUTOR's account with an amount equal to the excess, if any, of the price actually received by M&R from such buyer over the List Price of the Product, less the Base Discount. In such event, as with Excluded Equipment, the sales price of the Product will count toward fulfillment of DISTRIBUTOR's Sales Goal, but shall not be the basis of the receipt by DISTRIBUTOR of Bonus Discounts or 1% Discounts.

                                   Exhibit "A"

                                  THE TERRITORY

"Exclusive Territory"
---------------------

Textile                                 Graphics
-------                                 --------

Area 1 - Central America (including     None
Mexico), the Caribbean, and South
America

Area 2 - Europe, North Africa and the   None
Middle East

Area 3 - Asia (including the Far        None
East), Southeast Asia, India,
Australia and South Africa

"Non-Exclusive Territory"
-------------------------

Textile                                 Graphics
-------                                 --------

None                                    Area 1
                                        Area 2
                                        Area 2

                                   Exhibit "B"

1996 Sales Goal in Territory = $7,500,000

Area 1 - Central America (including     $2,500,000
Mexico), the Caribbean, and South
America

Area 2 - Europe, North Africa and the   $2,750,000
Middle East

Area 3 - Asia (including the Far        $2,250,000
East), Southeast Asia, India,
Australia and South Africa